Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2020 THIRD QUARTER RESULTS

Book Value Per Share Increases 2.6%

NEW YORK, NY, November 3, 2020 – Alleghany Corporation (NYSE-Y) announced its financial results for the third quarter and first nine months of 2020. Highlights are below.

Consolidated

•

Book value per share[1] was $606.21 as of September 30, 2020, an increase of 1.7% from year-end 2019 after adjusting for the $15 per share special dividend paid on March 16, 2020, and an increase of 2.6% from June 30, 2020.

•

Excluding changes in other comprehensive income primarily related to unrealized appreciation of bonds and adjusted for the special dividend, book value per share decreased 0.7% from year-end 2019, and increased 1.6% from June 30, 2020.

•

Net earnings (losses) attributable to Alleghany stockholders were $127 million and ($57) million for the third quarter and first nine months of 2020, respectively, compared with net earnings of $90 million and $826 million for the third quarter and first nine months of 2019, respectively.

•

Earnings (losses) per diluted share were $8.86 and ($4.43) for the third quarter and first nine months of 2020, respectively, compared with earnings per diluted share of $6.27 and $57.14 for the third quarter and first nine months of 2019, respectively.

•

Adjusted earnings per diluted share were $3.23 and $8.83 for the third quarter and first nine months of 2020, respectively, compared with adjusted earnings per diluted share of $7.61 and $29.65 for the third quarter and first nine months of 2019, respectively.

(Re)insurance

•	Net premiums written increased 15.8% and 9.5% in the third quarter and first nine months of 2020, respectively.

•

Underwriting loss for the third quarter of 2020 was $81 million, which produced a combined ratio of 105.2%, compared with an underwriting profit of $33 million and a combined ratio of 97.6% for the third quarter of 2019. Underwriting loss in the third quarter of 2020 included $270 million of catastrophe losses, primarily related to Hurricane Laura ($101 million), Hurricane Sally ($57 million) and the ongoing COVID-19 global pandemic (the “Pandemic”) ($51 million).

•

Underwriting loss for the first nine months of 2020 was $145 million, which produced a combined ratio of 103.2%, compared with an underwriting profit of $232 million and a combined ratio of 94.3% for the first nine months of 2019. Underwriting loss in the first nine months of 2020 included $616 million of catastrophe losses, primarily related to the Pandemic, as well as the two hurricanes in the third quarter noted above.

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

Alleghany Capital

•	Alleghany Capital revenue[2] increased 13.7% to $714 million and decreased 4.2% to $1,654 million for the third quarter and first nine months of 2020, respectively.

•

Alleghany Capital earnings before income taxes and adjusted earnings before income taxes for the third quarter of 2020 were $70 million and $67 million, respectively, compared with earnings before income taxes and adjusted earnings before income taxes of $38 million and $46 million, respectively, for the third quarter of 2019.

•

Alleghany Capital earnings before income taxes and adjusted earnings before income taxes for the first nine months of 2020 were $80 million and $77 million, respectively, compared with earnings before income taxes and adjusted earnings before income taxes of $102 million and $124 million, respectively, for the first nine months of 2019.

Other

•

Net investment income decreased 12.5% to $129 million and 13.0% to $360 million for the third quarter and first nine months of 2020, respectively, driven by the decline in fixed income investment yields.

•	During the third quarter of 2020, Alleghany repurchased 131,414 shares of its common stock in the open market for $70 million, at an average price per share of $532.59.

Weston Hicks, President and chief executive officer, commented, “Alleghany grew book value per share 2.6% in the third quarter reflecting good investment performance and strong earnings from Alleghany Capital, partially offset by catastrophe driven underwriting losses.

“Alleghany recognized catastrophe losses of approximately $270 million in the third quarter resulting primarily from Hurricanes Laura and Sally, and also including additional provisions related to the Pandemic and a myriad of other weather-related events. Excluding the catastrophe losses, underlying underwriting performance at the (re)insurance subsidiaries was good, reflecting an ex-cat combined ratio of 87.9%.

“Consolidated net premiums written increased 16% as all three (re)insurance companies benefited from rate increases and generally improving market conditions. In particular, RSUI’s net premiums written grew 27% in the quarter and reflected renewal rate increases above 15% in most significant product lines.

“Alleghany Capital had a strong third quarter benefiting from a resumption of economic activity, strong seasonal order flow at Jazwares and easing of certain Pandemic-related restrictions across subsidiaries. Adjusted earnings before income taxes increased over 45% from the prior year quarter most significantly due to increased earnings at Jazwares and the inclusion of Wilbert in our results.

“We are proud of the performance of our companies and their employees during this uniquely challenging period, and we are pleased to see positive leading indicators in terms of accelerating rate and premium growth at the (re)insurance companies and strong order trends and robust backlogs at our most significant Alleghany Capital companies.”

The following table summarizes results for the three and nine months ended September 30, 2020 and 2019:

[2]	Relates to Alleghany Capital noninsurance revenue.

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2020	2019	Change	2020	2019	Change
	(in millions, except share and per share data)
Revenues:
Total revenues	$2,522.9	$2,159.9	16.8%	$6,233.2	$6,739.9	(7.5%)
Change in the fair value of equity securities	92.8	(16.7)	n/m	(188.0)	519.3	n/m
Net premiums written	1,637.1	1,413.9	15.8%	4,648.8	4,246.0	9.5%
Alleghany Capital revenue[1]	713.8	628.0	13.7%	1,654.3	1,726.8	(4.2%)
Net investment income	129.3	147.8	(12.5%)	359.9	413.6	(13.0%)

Earnings:
Earnings (losses) before income taxes	$167.9	$129.3	29.9%	$(68.5)	$1,061.9	n/m
Underwriting (loss) profit	(81.3)	32.8	n/m	(145.3)	232.3	n/m
Net earnings (losses) attributable to Alleghany stockholders	126.5	90.4	39.9%	(57.3)	826.1	n/m
Adjusted earnings	46.2	109.8	(58.0%)	132.4	428.9	(69.1%)

Share and Per share data:
Earnings (losses) per diluted share	$8.86	$6.27	41.2%	$(4.43)	$57.14	n/m
Adjusted earnings per diluted share	3.23	7.61	(57.5%)	8.83	29.65	(70.2%)
Weighted average diluted shares outstanding	14,275,487	14,422,581	(1.0%)	14,332,320	14,458,750	(0.9%)

[1]	Relates to Alleghany Capital noninsurance revenue.

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2020	2019	Change	2020	2019	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance segment	$1,263.2	$1,111.7	13.6%	$3,560.7	$3,332.1	6.9%
Insurance segment	373.9	302.2	23.7%	1,088.1	913.9	19.1%

	$1,637.1	$1,413.9	15.8%	$4,648.8	$4,246.0	9.5%

Underwriting (loss) profit:
Reinsurance segment	$(23.4)	$6.0	n/m	$(132.7)	$122.0	n/m
Insurance segment	(57.9)	26.8	n/m	(12.6)	110.3	n/m

	$(81.3)	$32.8	n/m	$(145.3)	$232.3	n/m

Reinsurance

The increases in net premiums written in the third quarter and first nine months of 2020 at our reinsurance segment primarily reflect generally improving rates overall, growth in various traditional casualty and other professional liability lines of business in the U.S. and U.K. and, to a lesser extent, the impact of changes in foreign exchange rates and lower ceded premium ratios. The increase in net premiums written in the first nine months of 2020 was partially offset by a decrease in automobile lines of business in the U.S. arising from rebates at our cedants in reaction to a Pandemic-driven reduction in personal and commercial automobile usage worldwide.

TransRe’s combined ratios were 102.0% and 103.9% for the third quarter and first nine months of 2020, respectively, compared with 99.5% and 96.2% for the corresponding periods of 2019, respectively. The higher combined ratios in the third quarter and first nine months of 2020 primarily reflect higher catastrophe losses. TransRe’s catastrophe losses from the Pandemic were $48 million and $316 million for the third quarter and first nine months of 2020, respectively, as well as $48 million from Hurricane Laura. Weather-related catastrophe losses in the third quarter also include losses from typhoons and flooding in Asia and a derecho in August 2020, which caused widespread property and crop damage, primarily in Iowa.

Insurance

Insurance segment net premiums written increased 23.7% and 19.1% in the third quarter and first nine months of 2020, respectively, from the corresponding 2019 periods, primarily reflecting growth at RSUI.

RSUI’s net premiums written increased 27.4% in the third quarter and 23.4% in the first nine months of 2020 from the corresponding 2019 periods, reflecting growth in most lines of business due to increases in business opportunities, higher rates and improved general market conditions, particularly in the property, directors’ and officers’ liability and umbrella/excess lines of business.

RSUI’s combined ratios were 121.1% and 100.9% for the third quarter and first nine months of 2020, respectively, compared with 87.0% and 81.7% for the corresponding periods of 2019, respectively. The higher combined ratios in the third quarter and first nine months of 2020 primarily reflect higher catastrophe losses. RSUI’s catastrophe losses were $135 million and $191 million for the third quarter and first nine months of 2020, respectively, which include $57 million from Hurricane Sally and $53 million from Hurricane Laura. Catastrophe losses in the first nine months of 2020 also include losses from severe weather and flooding in the Southeastern U.S. and a tornado in Tennessee, as well as $20 million of Pandemic-related losses, which primarily relate to business interruption claims and related estimated legal expenses.

CapSpecialty’s net premiums written increased 14.9% and 7.7% in the third quarter and first nine months of 2020 from the corresponding 2019 periods, respectively, reflecting growth in the professional liability and healthcare lines of business due to increases in business opportunities and higher rates, CapSpecialty’s expanded product offerings and the impact of CapSpecialty’s purchases of certain renewal rights in September 2019 and May 2020, partially offset by a curtailment of certain unprofitable broker relationships.

CapSpecialty’s combined ratios were 103.2% and 102.3% for the third quarter and first nine months of 2020, respectively, compared with 100.7% and 100.1% for the corresponding periods of 2019, respectively. The higher combined ratios primarily reflect higher current accident year losses, a $3 million Pandemic-related loss provision for increased legal expenses booked in the third quarter and, to a lesser extent, higher commissions, brokerage and other underwriting expenses, partially offset by less unfavorable prior accident year loss reserve development.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and adjusted earnings (losses) before income taxes for the Alleghany Capital segment for the three and nine months ended September 30, 2020 and 2019:

	Three Months Ended September 30,
	2020				2019
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$27.3	$33.0	$9.7	$70.0	$16.3	$26.4	$(4.8)	$37.9

Less: net realized capital gains	(0.3)	0.1	(13.7)	(13.9)	(0.1)	0.3	—	0.2
Add: amortization of intangible assets	4.0	7.0	—	11.0	2.9	4.8	—	7.7

Adjusted earnings (losses) before income taxes	$31.0	$40.1	$(4.0)	$67.1	$19.1	$31.5	$(4.8)	$45.8

	Nine Months Ended September 30,
	2020				2019
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$37.1	$20.4	$22.5	$80.0	$50.9	$66.1	$(15.5)	$101.5

Less: net realized capital gains	(5.6)	0.4	(30.1)	(35.3)	(0.7)	0.4	—	(0.3)
Add: amortization of intangible assets	11.4	20.9	—	32.3	9.3	13.5	—	22.8

Adjusted earnings (losses) before income taxes	$42.9	$41.7	$(7.6)	$77.0	$59.5	$80.0	$(15.5)	$124.0

The increase in earnings before income taxes in the third quarter of 2020 from the third quarter of 2019 reflects higher earnings at the non-industrial and industrial operations and a $14 million realized capital gain at Alleghany Capital’s corporate operations. The increase in non-industrial earnings before income taxes reflects the impact of higher sales and earnings at Jazwares which was driven by the positive impact of acquisitions in April 2020 and October 2019 and strong performance of several legacy and new brands, partially offset by lower revenues at Concord due to the Pandemic’s effect on the hospitality sector. The increase in industrial earnings before income taxes primarily reflects Alleghany Capital’s increased ownership in Wilbert since April 1, 2020 and strong results at Wilbert based on market trends as well as higher sales and margins at PCT.

The decrease in earnings before income taxes in the first nine months of 2020 from the first nine months of 2019 primarily reflects lower earnings before income taxes in non-industrial and industrial operations, partially offset by net realized capital gains and lower incentive compensation accruals in Alleghany Capital’s corporate operations. The decrease in non-industrial and industrial earnings before income taxes reflects the impact of lower sales and margins due to the Pandemic, particularly at Jazwares and W&W|AFCO Steel, including the cost of Pandemic-related safety measures and production inefficiencies, shelter in place orders, customer site closures and delays, and supply chain disruptions. Earnings before income taxes in the first nine months of 2020 were also negatively impacted by $11 million of non-cash embedded profits charges related to the step-up of inventory values at Wilbert and Supermill pursuant to acquisition accounting, compared with $3.2 million of such charges for the first nine months of 2019.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the third quarter and first nine months of 2020 of $129 million and $360 million, respectively, representing decreases of 12.5% and 13.0%, respectively, from the corresponding 2019 periods. The decrease in net investment income in the third quarter of 2020 from the third quarter of 2019 primarily reflects lower interest income and, to a lesser extent, dividend income, partially offset by higher partnership income. The decrease in net investment income in the first nine months of 2020 from the first nine months of 2019 primarily reflects lower interest income and, to a lesser extent, partnership income and dividend income.

Lower interest income reflects the impact of low reinvestment yields on debt securities and lower yields on short term investments and floating-rate debt securities. Lower dividend income reflects reductions in our equity securities portfolio. Lower partnership income in the first nine months of 2020 reflects the impact of the Pandemic on lower-quality debt securities held by certain of our investment partnerships, and higher partnership income in the third quarter of 2020 reflects a partial recovery of these lower-quality debt securities held by certain of our investment partnerships.

Financial statement total return3 on investments was 1.8% for the third quarter of 2020, compared with 1.2% for the third quarter of 2019, primarily reflecting increases in the fair value of the equity and debt securities portfolios.

OTHER FINANCIAL INFORMATION

As of September 30, 2020, Alleghany had 14,180,619 shares of its common stock outstanding, compared with 14,364,628 shares of its common stock outstanding as of December 31, 2019.

During the first nine months of 2020, Alleghany repurchased an aggregate of 193,954 shares of its common stock in the open market for $114 million, at an average price per share of $589.10. As of September 30, 2020, Alleghany had $513 million remaining under its share repurchase authorization.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2020 third quarter and first nine months financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

RSUI Virtual Investor Meeting

Alleghany Corporation will host a RSUI virtual investor meeting on Friday, November 6, 2020, beginning at 10:30 a.m. Eastern Time and concluding at approximately 12:30 p.m. Eastern Time. The event will include an in-depth presentation on Alleghany’s RSUI operating subsidiary and remarks on Alleghany’s 2020 third quarter results. Presenters will include Weston M. Hicks, Alleghany’s President and chief executive officer, David E. Leonard, RSUI’s Chairman and Chief Executive Officer, and other members of the RSUI senior leadership team. Presentations by management will be followed by question and answer sessions.

The meeting will be webcast live and all interested parties are invited to join by registering in advance at www.alleghany.com in the Events and Presentations section of the website. A replay of the webcast will be available for 90 days after the event.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value by owning and supporting its operating subsidiaries and managing investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), which underwrites wholesale specialty insurance coverages including property, casualty, professional liability and directors’ and officers’ liability; and CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

[3]	As calculated in Alleghany’s financial supplement.

Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) owns and manages a diverse portfolio of non-financial businesses. Alleghany Capital’s investments are categorized as either industrial businesses or non-industrial businesses. The industrial businesses include: (i) Precision Cutting Technologies, Inc., a holding company with four operating businesses (referred to herein as “PCT”): (a) Bourn & Koch, Inc., a provider of precision automated machine tool solutions; (b) Diamond Technology Innovations, Inc., a manufacturer of waterjet orifices and nozzles and a provider of related services; (c) Coastal Industrial Distributors, LLC, a provider of high-performance solid carbide end mills; and (d) as of March 2020, Supermill LLC (referred to herein as “Supermill”), a manufacturer of high-performance carbide end mills; (ii) R.C. Tway Company, LLC (dba “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (referred to herein as “W&W|AFCO Steel”); and (iv) Wilbert Funeral Services, Inc. (referred to herein as “Wilbert”), a provider of products and services for the funeral and cemetery industries and precast concrete markets. The non-industrial businesses include: (i) IPS-Integrated Project Services, LLC, a design, engineering, procurement, construction management and validation service provider focused on the global pharmaceutical and biotechnology industries (referred to herein as “IPS”); (ii) Jazwares, LLC, a global toy and musical instrument company (referred to herein as “Jazwares”); and (iii) CHECO Holdings, LLC, a hotel management and development company (referred to herein as “Concord”). For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, adjusted earnings, adjusted earnings per diluted share, adjusted earnings before income taxes and book value per share excluding accumulated other comprehensive income (“AOCI”), which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities, non-insurance revenue, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in millions)		(in millions)
Earnings (losses) before income taxes	$167.9	$129.3	$(68.5)	$1,061.9

Adjustments to earnings before income taxes:
Net investment income	129.3	147.8	359.9	413.6
Change in the fair value of equity securities	92.8	(16.7)	(188.0)	519.3
Net realized capital gains	16.7	3.9	(8.3)	20.8
Change in allowance for credit losses on available for sale securities	3.4	(3.6)	(10.9)	(13.6)
Noninsurance revenue	723.8	638.5	1,684.4	1,756.5
Other operating expenses	(669.4)	(617.3)	(1,646.4)	(1,701.2)
Corporate administration	(12.9)	(22.3)	(17.1)	(67.6)
Amortization of intangible assets	(11.2)	(8.1)	(32.9)	(23.8)
Interest expense	(23.3)	(25.7)	(63.9)	(74.4)

	249.2	96.5	76.8	829.6

Underwriting (loss) profit	$(81.3)	$32.8	$(145.3)	$232.3

Adjusted earnings and adjusted earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses adjusted earnings and adjusted earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and earnings per diluted share attributable to its performance exclusive of changes in the fair value of equity securities, realized capital gains or losses, change in allowance for credit losses on available for sale securities and amortization of intangible assets.

Reconciliations of adjusted earnings and adjusted earnings per diluted share to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, are presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	($ in millions, except share and per share amounts)
Net earnings (losses) attributable to Alleghany stockholders(1)	$126.5	$90.4	$(57.3)	$826.1

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	92.8	(16.7)	(188.0)	519.3
Net realized capital gains	16.7	3.9	(8.3)	20.9
Change in allowance for credit losses on available for sale securities	3.4	(3.6)	(10.9)	(13.6)
Amortization of intangible assets	(11.2)	(8.1)	(32.9)	(23.8)
Income tax effect of adjustments	(21.4)	5.1	50.4	(105.6)

	80.3	(19.4)	(189.7)	397.2

Adjusted earnings	$46.2	$109.8	$132.4	$428.9

Weighted average diluted common shares outstanding	14,275,487	14,422,581	14,332,320	14,458,750

Earnings (losses) per diluted share	$8.86	$6.27	$(4.43)	$57.14

Adjusted earnings per diluted share	$3.23	$7.61	$8.83	$29.65

(1)

The numerators for calculating earnings per diluted share and adjusted earnings per diluted share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-Q for additional information.

Adjusted earnings before income taxes is a non-GAAP financial measure for our non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Adjusted earnings before income taxes represents noninsurance revenue and net investment income less other operating expenses and interest expense, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) change in allowance for credit losses on available for sale securities; and (v) income taxes. Because adjusted earnings before income taxes excludes amortization of intangible assets, change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and income taxes, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses adjusted earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of adjusted earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

Book value per share excluding AOCI is calculated by dividing: (i) stockholders’ equity attributable to Alleghany stockholders less AOCI, all as determined in accordance with GAAP, by (ii) shares outstanding. Alleghany uses book value per share excluding AOCI as a supplement to book value per share, the most comparable GAAP financial measure, in order to better disclose its per share performance by excluding the effects of AOCI, which includes changes in interest rates and credit spreads on its debt securities portfolio, among others. A reconciliation of book value per share to book value per share excluding AOCI is presented below.

	September 30, 2020	June 30, 2020	December 31, 2019
	($ in millions, except share and per share amounts)
Stockholders’ equity attributable to Alleghany stockholders	$8,596.4	$8,456.2	$8,776.7

Less: AOCI	375.3	292.0	171.3

	$8,221.1	$8,164.2	$8,605.4

Shares outstanding	14,180,619	14,311,952	14,364,628

Book value per share	$606.21	$590.85	$611.00
Book value per share, adjusting for special dividends	$621.21	$605.85	$611.00

Book value per share excluding AOCI	$579.74	$570.45	$599.07
Book value per share excluding AOCI, adjusting for special dividends	$594.74	$585.45	$599.07

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Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the effects of outbreaks of pandemics or contagious diseases, including the length and severity of the current worldwide coronavirus pandemic, known as COVID-19, including its impact on our business;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;

•	legal, political, judicial and regulatory changes;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;

•	the ability to make payments on, or repay or refinance, Alleghany’s debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion; and other factors discussed in Alleghany’s 2019 Form 10-K and the Form 10-Q for the quarter ended September 30, 2020. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Dale James

Alleghany Corporation

212-508-8116

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30,	December 31,
	2020	2019
	(unaudited)
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2020 – $1,650,797; 2019 – $1,625,256)	$2,163,350	$2,505,496
Debt securities (amortized cost: 2020 – $14,931,902; 2019 – $13,798,576;
allowance for credit losses: 2020 – $5,450)	15,579,894	14,211,745
Short-term investments	636,130	914,776

	18,379,374	17,632,017
Commercial mortgage loans	691,881	686,206
Other invested assets	445,828	573,605

Total investments	19,517,083	18,891,828
Cash	1,230,579	1,179,098
Accrued investment income	94,938	96,516
Premium balances receivable	1,092,284	948,010
Reinsurance recoverables	1,696,996	1,681,962
Ceded unearned premiums	310,799	248,153
Deferred acquisition costs	574,662	522,577
Property and equipment at cost, net of accumulated depreciation and amortization	270,178	205,397
Goodwill	612,394	523,021
Intangible assets, net of amortization	799,010	685,953
Current taxes receivable	—	4,081
Net deferred tax assets	6,046	5,860
Funds held under reinsurance agreements	808,343	755,515
Other assets	1,439,259	1,183,633

Total assets	$28,452,571	$26,931,604

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$12,681,515	$11,928,359
Unearned premiums	2,888,553	2,566,170
Senior notes and other debt	2,041,610	1,751,113
Reinsurance payable	201,486	188,399
Current taxes payable	5,773	—
Other liabilities	1,800,360	1,516,076

Total liabilities	19,619,297	17,950,117

Redeemable noncontrolling interests	236,879	204,753
Common stock (shares authorized: 2020 and 2019 – 22,000,000; shares issued: 2020 and 2019 – 17,459,961)	17,460	17,460
Contributed capital	3,609,789	3,608,638
Accumulated other comprehensive income	375,310	171,350
Treasury stock, at cost (2020 – 3,279,342 shares; 2019 – 3,095,333 shares)	(1,565,426)	(1,455,877)
Retained earnings	6,159,262	6,435,163

Total stockholders’ equity attributable to Alleghany stockholders	8,596,395	8,776,734

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$28,452,571	$26,931,604

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended
	September 30,
	2020	2019
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$1,556,859	$1,389,981
Net investment income	129,265	147,829
Change in the fair value of equity securities	92,799	(16,691)
Net realized capital gains	16,751	3,957
Change in allowance for credit losses on available for sale securities	3,454	(3,597)
Noninsurance revenue	723,785	638,478

Total revenues	2,522,913	2,159,957

Costs and Expenses
Net loss and loss adjustment expenses	1,173,655	907,736
Commissions, brokerage and other underwriting expenses	464,522	449,519
Other operating expenses	669,423	617,326
Corporate administration	12,871	22,276
Amortization of intangible assets	11,223	8,095
Interest expense	23,319	25,703

Total costs and expenses	2,355,013	2,030,655

Earnings before income taxes	167,900	129,302
Income taxes	30,253	28,010

Net earnings	137,647	101,292
Net earnings attributable to noncontrolling interest	11,125	10,860

Net earnings attributable to Alleghany stockholders	$126,522	$90,432

Net earnings	$137,647	$101,292
Other comprehensive income (loss):
Change in unrealized gains, net of deferred taxes of $20,504 and $22,918 in 2020 and 2019, respectively	77,133	86,215
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of ($1,687) and ($1,301) for 2020 and 2019, respectively	(6,345)	(4,892)
Change in unrealized currency translation adjustment, net of deferred taxes of $3,219 and ($2,749) for 2020 and 2019, respectively	12,109	(10,343)
Retirement plans	420	322

Comprehensive income	220,964	172,594
Comprehensive income attributable to noncontrolling interests	11,125	10,860

Comprehensive income attributable to Alleghany stockholders	$209,839	$161,734

Basic earnings per share attributable to Alleghany stockholders	$8.86	$6.27
Diluted earnings per share attributable to Alleghany stockholders	8.86	6.27

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Nine Months Ended
	September 30,
	2020	2019
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$4,396,147	$4,043,298
Net investment income	359,938	413,623
Change in the fair value of equity securities	(187,991)	519,322
Net realized capital gains	(8,323)	20,753
Change in allowance for credit losses on available for sale securities	(10,900)	(13,617)
Noninsurance revenue	1,684,335	1,756,507

Total revenues	6,233,206	6,739,886

Costs and Expenses
Net loss and loss adjustment expenses	3,225,461	2,497,037
Commissions, brokerage and other underwriting expenses	1,315,935	1,313,961
Other operating expenses	1,646,390	1,701,218
Corporate administration	17,143	67,612
Amortization of intangible assets	32,884	23,790
Interest expense	63,869	74,363

Total costs and expenses	6,301,682	5,677,981

(Losses) earnings before income taxes	(68,476)	1,061,905
Income taxes	(21,111)	207,878

Net (losses) earnings	(47,365)	854,027
Net (losses) earnings attributable to noncontrolling interest	9,953	27,909

Net (losses) earnings attributable to Alleghany stockholders	$(57,318)	$826,118

Net (losses) earnings	$(47,365)	$854,027
Other comprehensive income (loss):
Change in unrealized gains, net of deferred taxes of $56,401 and $117,548 in 2020 and 2019, respectively	212,175	442,205
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of ($6,051) and ($2,723) for 2020 and 2019, respectively	(22,761)	(10,246)
Change in unrealized currency translation adjustment, net of deferred taxes of $3,506 and ($2,141) for 2020 and 2019, respectively	13,190	(8,054)
Retirement plans	1,356	1,363

Comprehensive income	156,595	1,279,295
Comprehensive income attributable to noncontrolling interests	9,953	27,909

Comprehensive income attributable to Alleghany stockholders	$146,642	$1,251,386

Basic (losses) earnings per share attributable to Alleghany stockholders	$(4.01)	$57.18
Diluted (losses) earnings per share attributable to Alleghany stockholders	(4.43)	57.14